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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           -------------------------

                                    FORM 8-K



                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           -------------------------


        Date of Report (Date of earliest event reported): April 15, 1998



               NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION
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             (Exact name of registrant as specified in its charter)



        Delaware                       0-5474                     75-2571032
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(State of incorporation)        (Commission File No.)        (IRS Employer
                                                             Identification No.)



               13150 COIT ROAD, SUITE 125, DALLAS, TEXAS  75240
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          (Address of principal execute offices, including zip code)


                                (972) 671-1133
           --------------------------------------------------------
             (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS.
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RESTRUCTURE OF OM OPERATING, L.L.C.

     Effective April 15, 1998, North American Gaming and Entertainment Corporation (the "Company") and Donald I. Williams ("Williams") entered into Amendment No. One (the "Amendment") to the Operating Agreement (the "Operating Agreement") of OM Operating, L.L.C. ("Operator") to effect a restructuring of Operator which the Company believes effectively addresses certain preliminary questions and concerns raised by the Louisiana Gaming Control Board ("Gaming Control Board") and the Video Gaming Division of the Gaming Enforcement Section of the Office of State Police within the Department of Public Safety and Corrections (the "Division") in their review of Operator's application for renewal of its license to operate video poker casinos. The Company elected to voluntarily effect the restructure of Operator even though the Gaming Control Board has not made a final determination whether Operator's existing structure satisfied the Louisiana residency requirements of the Louisiana Video Draw Poker Devices Control Law and the Rules and Regulations promulgated thereunder (the "Louisiana Act"). The Company believed its existing structure satisfied such residency requirements, but believes the restructure of Operator will make an even stronger case that Operator satisfies such requirements and will allay any concerns and questions which the Gaming Control Board or Division may have in this regard. The Company has submitted to the Division and Gaming Control Board the Amendment and related documents effecting the restructure of Operator for their review in connection with their review of Operator's license renewal request. There can be no assurance that the Gaming Control Board will agree with the Company's conclusion that Operator, as restructured, complies with the residency requirements of the Louisiana Act, but the Company believes the Gaming Control Board will agree with the restructure and with the Company's conclusion.

     The Amendment deleted several provisions of, and added several new provisions to, the Operating Agreement, and certain related transactions were agreed upon to effect the restructure of Operator. Among these provisions and transactions are the ones discussed in the following paragraphs.

     The Company contributed to Operator the Company's right to a 20% special gross income allocation and distribution in exchange for 99% of the ownership interests in Operator, and then immediately and simultaneously assigned 50% of the ownership interests in Operator to Williams in exchange for a $4,000,000 nonrecourse note (the "Note") payable by Williams to the Company, so that immediately thereafter Williams owns 51% and the Company owns 49% of the ownership interests in Operator, the Company no longer has a 20% gross income allocation and distribution right, and Williams owes the Company $4,000,000 pursuant to the Note. The Note is payable solely from cash flow distributions made by Operator to Williams from the existing five video poker casinos operated by Operator (less an amount to allow Williams to pay his federal and state income taxes on Operator's net taxable income attributable to such casinos), and is secured by his 51% ownership interest and all cash flow distributions made to him with respect to the five existing video poker casinos. The principal balance of the Note is automatically reduced pro-rata (at percentages agreed upon based on 1997 net operating income of each casino) if Operator loses the right to operate any of the five existing video poker casinos.

     Williams and the Company agreed to appoint George J. Akmon, who is the Executive Vice President and Chief Financial Officer of the Company, as the manager of Operator, to replace Williams, the previous manager. The manager is responsible for all routine, daily operational decisions. Decisions such as incurring debt, selling or buying devices, entering into additional

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agreements to operate video poker devices, amending existing agreements, and other material, nonroutine decisions require the approval of 65% of the ownership interests in Operator. Until the Note is paid in full, the Company has the right to remove and appoint a new manager with the concurrence of Williams, and must at the request of Williams remove and replace any manager who fails to satisfactorily perform his duties. Once the Note has been paid in full, managers will be elected by the owners of at least 65% of the ownership interests in Operator.

     On April 15, 1998, the Company and Operator entered into a Consulting and Administrative Agreement (the "Consulting Agreement") pursuant to which the Company has agreed to provide consulting and administrative services relating to the daily management of each of Operator's video poker casinos. The Company will receive a fee of $400,000 per year for rendering such services, reduced by $50,000 for each existing video poker casino Operator loses the right to operate, and increased by $50,000 for each new video poker casino operated by Operator during the term of the Consulting Agreement. The Consulting Agreement expires on the later of April 15, 2002 or the date the Note is paid in full, provided the Company has an option to extend the Consulting Agreement for an additional six years, unless the Note was not paid in full within six years, in which case the extension is reduced so the maximum term of such extension, when added to the original term, does not exceed 12 years. The fee payable during any extension term is to be agreed upon by the Company and Operator (acting at the direction of Williams), and if they cannot reach agreement, they have agreed to submit the issue to binding arbitration so that a reasonable fee will be determined by binding arbitration.

     Williams and Operator also entered into an Employment Agreement on April 15, 1998 pursuant to which Williams will receive an annual salary of $250,000, will be eligible to participate in any employee benefit plans of Operator, will be furnished the use of a company automobile and will be reimbursed for expenses incurred on behalf of Operator during the course of his employment. The Employment Agreement terminates on the later of April 15, 2002 or the date the
Note is paid in full.

     The Company agreed to lease to Operator the land and buildings constituting The Gold Rush Truck Stop. The lease will be effective April 15, 1998 and will be a triple-net lease pursuant to which Operator will be responsible for property taxes, insurance and all repairs and maintenance, except for the foundation, outer walls and roof, for which the Company will be responsible.
The lease will require annual rental payments of $400,000 and will be for a term commencing April 15, 1998 and expiring April 15, 2008, subject to a five year renewal option if elected by Williams, on behalf of Operator, at which time the rent will be adjusted based on the change in the Consumer Price Index. The Company also granted Williams a right of first refusal to purchase the land and buildings constituting The Gold Rush Truck Stop, or any portion thereof, if the Company proposes to sell them to a third party. Williams will have the prior right to purchase the land and buildings, or such portion thereof, upon the same terms and conditions and at the same price as offered by such third party.

     Pursuant to the Amendment, each of Williams (and certain related parties) and the Company (and certain affiliates) agreed that all video poker gaming opportunities within Louisiana that either party desires to pursue must first be presented to Operator for its review and determination whether it desires to pursue such opportunity. If Operator elects not to purse the opportunity, then the presenting party will be free to pursue it for a certain specified period upon terms and conditions substantially equivalent to those presented to Operator. Williams is also entitled to receive a finder's fee of $50,000 for each opportunity brought by him to Operator which is consummated by Operator.

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     The Company and Williams terminated the various rights of first refusal and purchase options which the Company previously had with regard to the 51% ownership interest of Williams. Pursuant to the Amendment, if either the Company or Williams fails to maintain the suitability requirements of the Louisiana Act, his or her ownership interests may be sold to a third party, with the consent of the other party (which consent may not be unreasonably withheld), upon such terms and conditions as he or it may negotiate with such third party; provided, if such sale is not accomplished within specified time periods, the other party has the right to locate a purchaser (or buy the interest himself or itself) for a purchase price equal to the allocable share of Operator's net operating income for the preceding calendar year multiplied by a factor of 2.

     As long as the suitability standards are being maintained by each party, each of Williams and the Company is given the right under the Amendment to sell his or its ownership interests at any time to any third party with the consent of the other person, which consent may not be unreasonably withheld. If the Company is selling its ownership interests, it is also entitled to assign the Consulting Agreement to the purchaser with the consent of Williams, which consent may not be unreasonably withheld, if such purchaser has expertise to perform the services being performed by the Company under the Consulting Agreement.

RIVER PORT TRUCK STOP - PORT ALLEN, LOUISIANA

     As part of the Amendment, the Company and Williams agreed to form a new limited liability company called River Port Truck Stop, LLC to pursue development, construction, ownership and operation of the River Port Truck Stop in Port Allen, Louisiana. Initially, River Port Truck Stop, LLC will be owned 50% by the Company and 50% by Williams, but it is contemplated that additional equity partners may be admitted so that the ownership interest of each of the Company and Williams would be reduced pro-rata down to 40% each, with other equity partners owning 20%. Williams and the Company have agreed to seek financing to develop the River Port Truck Stop and other equity partners. Upon obtaining necessary financing, the Company has agreed to cause the existing lease covering the River Port location to be assigned to River Port Truck Stop, LLC.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
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(c)  Exhibits.  The following exhibits are being filed herewith:
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     10.1   Amendment No. One to Operating Agreement of OM Operating, L.L.C.
            dated effective April 15, 1998.*

     10.2 Note dated April 15, 1998 in the original principal amount of $4,000,000 payable to the Company by Williams.*

     10.3 Assignment and Security Agreement dated April 15, 1998 between the Company and Williams.*

     10.4 Consulting and Administrative Agreement dated April 15, 1998 between the Company and Operator.*

     10.5 Employment Agreement dated April 15, 1998 between Operator and Williams.*
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     *      Filed herewith.

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                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934,
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


April 17, 1998


                                    NORTH AMERICAN GAMING AND
                                    ENTERTAINMENT CORPORATION



                                    By:     /s/ George J. Akmon
                                         ------------------------------
                                         George J. Akmon, Executive
                                         Vice President

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